UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

ATMI, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16239	06-1481060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Commerce Drive, Danbury, Connecticut		06810
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 794-1100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On February 4, 2014, ATMI, Inc. (the “Company”), Entegris, Inc., a Delaware corporation (the “Acquiror”) and Atomic Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of the Acquiror (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company and a wholly-owned subsidiary of the Acquiror.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by the Company as treasury stock or owned directly by the Acquiror, Merger Sub, ATMI BVBA or any of its subsidiaries or by any wholly-owned subsidiary of the Company, the Acquiror or Merger Sub; Company Restricted Stock Awards (as hereinafter defined); or shares of Company Common Stock as to which dissenters’ rights have been properly exercised) will be cancelled and extinguished and converted into the right to receive $34.00 per share in cash (the “Merger Consideration”) without interest or dividends thereon.

Additionally, immediately prior to the Effective Time, (i) each option to acquire shares of the Company Common Stock (“Company Stock Option”) that is then outstanding and that has an exercise price less than the Merger Consideration, whether or not then vested or exercisable, will be cancelled and terminated, and each holder of such a Company Stock Option will have the right to receive an amount of cash equal to (a) the number of shares of Company Common Stock subject to each Company Stock Option, multiplied by (b) the excess of the Merger Consideration over the exercise price per share of each Company Stock Option; (ii) each award of Company Common Stock that is subject to time and/or performance vesting conditions (“Company Restricted Stock Award”) that is then outstanding will be cancelled and terminated, and each holder of a Company Restricted Stock Award will have the right to receive an amount in cash equal to (a) the number of shares of Company Common Stock subject to such Company Restricted Stock Award, multiplied by (b) the Merger Consideration; and (iii) each restricted stock unit award that is subject to time and/or performance vesting conditions (“Company Restricted Stock Unit Award”) that is then outstanding will be cancelled and terminated, and each holder of a Company Restricted Stock Unit Award will have the right to receive an amount in cash equal to (a) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit Award (determined based on the actual performance achieved as if the closing date of the Merger represented the end date of the performance period), multiplied by (b) the Merger Consideration.

The parties’ obligations to consummate the Merger, which is expected to close during the second quarter of 2014, are subject to certain closing conditions, including approval of the Merger by the Company’s stockholders, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required antitrust approvals, the absence of any legal restraints that would prohibit the consummation of the Merger, the satisfaction or waiver of the conditions to the closing of the sale of the Company’s life sciences business (as described in more detail in the Company’s Form 8-K filed on December 23, 2013) and other conditions customary for a transaction of this type.

Each of the Company, the Acquiror and Merger Sub has made certain customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by the Company to conduct its business in the ordinary course of business consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger.  The Merger Agreement also provides that the Company may not solicit competing acquisition proposals, subject to certain exceptions designed to allow the Company board to fulfill its fiduciary duties.

The Merger Agreement provides for certain termination rights for both the Company and the Acquiror.  Upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay the Acquiror a termination fee of $30,000,000.  Upon termination of the Merger Agreement by the Company if the conditions to closing have been satisfied but the Acquiror fails to close, including in the event of a failure with respect to the Acquiror’s financing, the Acquiror may be required to pay the Company a fee of $100,000,000 under specified circumstances.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company, the Acquiror or Merger Sub or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”).  The Merger Agreement includes representations, warranties and covenants of the Company, the Acquiror and Merger Sub made solely for purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by the Company, the Acquiror and Merger Sub in connection with the negotiated terms of the Merger Agreement.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, the Acquiror and Merger Sub rather than establishing matters as facts.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements.

On February 3, 2014, the Company entered into amendments (the “Amendments”) to the Amended and Restated Employment Agreements, dated January 19, 2012, with each of Douglas A. Neugold, the Company’s Chairman, Chief Executive Officer and President, Timothy C. Carlson, the Company’s Executive Vice President, Chief Financial Officer and Treasurer and Daniel P. Sharkey, the Company’s Executive Vice President, Business Development (collectively, the “Employment Agreements”).

Pursuant to the Amendments, the severance payments and benefits to which the executives would be entitled upon termination of employment without Cause or resignation for Good Reason (in each case as defined in the Employment Agreements) within 548 days after a change in control (as defined in the Employment Agreements) has been enhanced as follows: (i) the amount of cash severance payable to the executives has been increased (Mr. Neugold – from two (2) times the executive’s annual base salary and his annual target bonus to two and a half (2.5) times the sum of his annual base salary and annual target bonus; Messrs. Carlson and Sharkey – from one (1) times the executive’s annual base salary and his annual target bonus to two (2) times the sum of his annual base salary and annual target bonus); and (ii) the executives will be eligible to receive outplacement services selected by the Company and at the Company’s expense for six months.

In addition, pursuant to the Amendments, the provision in the Employment Agreements regarding reductions in certain cases of “excess parachute payments” under the Internal Revenue Code of 1986 has been revised to provide that all determinations under the provision will be made by a nationally recognized accounting firm mutually agreed to by the executive and the Company.

Executive Severance Pay Plan.

On February 3, 2014, the Company announced the ATMI, Inc. Executive Severance Pay Plan (the “Severance Plan”).  The Severance Plan, which becomes effective as of the date on which a Change of Control (as defined in the Severance Plan) occurs, provides severance protection for eligible employees in the event of termination of employment under certain circumstances in connection with the Change of Control.

The following executives are eligible to participate in the Severance Plan: Lawrence H. Dubois, the Company’s Senior Vice President and Chief Technology Officer; Christian F. Kramer, the Company’s Senior Vice President and General Manager, Microelectronics; Kathleen G. Mincieli, the Company’s Senior Vice President, Human Resources; and Patrick J. Shima, the Company’s Senior Vice President and Chief Legal Officer.

In order to participate in the Severance Plan, each executive will enter into a restrictive covenants agreement with the Company that provides that, for a period of twelve (12) months following termination of the executive’s employment with the Company, the executive will be subject to certain covenants regarding non-competition, non-solicitation of employees and non-interference with the Company’s business.

Under the Severance Plan, upon termination of an executive’s employment without Cause or resignation for Good Reason (in each case as defined in the Severance Plan) within eighteen (18) months following a Change of Control, the executive would be entitled to the following severance payments and benefits: (i) severance pay equal to one and a half (1.5) times the sum of the executive’s base salary and annual target bonus; (ii) if the executive elects continued health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), in lieu of otherwise applicable COBRA rates, the executive’s contributions will be at the then-applicable active employee rate; and (iii) outplacement services selected by the Company and at the Company’s expense for six months.

As a condition of an executive’s receipt of the payments and benefits under the Severance Plan, the executives are required to execute, and not revoke, a release of claims.

Under the Severance Plan, if an amount payable to an executive constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, such payment will be reduced to the extent necessary so that no amount payable to the executive constitutes a “parachute payment”.  However, the executive’s payments will not be subject to reduction if the net after-tax payment to which the executive would otherwise be entitled without such reduction would be greater than the net after-tax payment to the executive resulting from the receipt of such payments with such reduction.  All determinations under the provision will be made by a nationally recognized accounting firm mutually agreed to by the executive and the Company.

Item 8.01       Other Events.

On February 4, 2014, the Company and the Acquiror issued a joint press release in connection with the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 4, 2014, by and among ATMI, Inc., Entegris, Inc. and Atomic Merger Corporation.*

99.1	Joint Press Release, dated February 4, 2014.

*The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such schedules to the SEC upon request.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements regarding the expected timing of the completion of the merger, the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts.  Such statements are based on the views and assumptions of the management of the Company and are subject to significant risks and uncertainties.  Actual future events or results may differ materially from these statements.  Such differences may result from the following factors: the ability to close the transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including obtaining Company stockholder approval and required antitrust approvals; the risk that the benefits of the transaction, including cost savings and other synergies may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; the outcome of litigation involving the Company; actions taken by the Company or the Acquiror; and changes in regulatory, social and political conditions, as well as general economic conditions.  Additional risks and factors that may affect results are set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

The forward-looking statements speak only as of the date of this communication.  The Company undertakes no obligation to update these statements.

Additional Information About the Acquisition and Where to Find It

A meeting of the stockholders of the Company will be announced to obtain stockholder approval of the proposed transaction.  The Company intends to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction.  The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters.  The Company’s stockholders are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about the Company, the Acquiror and the proposed transaction.  Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.atmi.com or by sending a written request to the Company at 7 Commerce Drive, Danbury, CT 06810, Attention: Chief Legal Officer.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of the Company in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, and any interest they have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC.  Additional information regarding these individuals is included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2013 and the proxy statement for the Company’s 2013 Annual Meeting of Stockholders filed with the SEC on April 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMI, Inc. (Registrant)

By:	/s/ Timothy C. Carlson
Name: Timothy C. Carlson
Title: Executive Vice President, Chief Financial Officer and Treasurer

Date: February 4, 2014